Exhibit 8

LIST OF SUBSIDIARIES OF SUMITOMO MITSUI FINANCIAL GROUP, INC.

List of Subsidiaries at March 31, 2013

Company Name	Jurisdiction
Sumitomo Mitsui Banking Corporation	Japan
Banco Sumitomo Mitsui Brasileiro S.A.	Brazil
Cedyna Financial Corporation	Japan
Financial Link Co., Ltd.	Japan
Japan Pension Navigator Co., Ltd.	Japan
Kansai Urban Banking Corporation	Japan
Manufacturers Bank	U.S.A.
PT Bank Sumitomo Mitsui Indonesia	Indonesia
SAKURA CARD CO., Ltd.	Japan
Sakura Finance Asia Limited	Hong Kong
SAKURA KCS Corporation	Japan
SFVI Limited	British Virgin Islands
SMBC Aviation Capital Limited	Ireland
SMBC Capital India Private Limited	India
SMBC Capital Markets, Inc.	U.S.A.
SMBC Cayman LC Limited	Cayman Islands
SMBC Consulting Co., Ltd.	Japan
SMBC Consumer Finance Co., Ltd.	Japan
SMBC DIP Limited	Cayman Islands
SMBC Electronic Monetary Claims Recording Co., Ltd.	Japan
SMBC Finance Service Co., Ltd.	Japan
SMBC Financial Services, Inc.	U.S.A.
SMBC Friend Securities Co., Ltd.	Japan
SMBC Guarantee Co., Ltd.	Japan
SMBC International Finance N.V.	Netherlands Antilles
SMBC Leasing and Finance, Inc.	U.S.A.
SMBC Loan Business Planning Co., Ltd.	Japan
SMBC MVI SPC	Cayman Islands
SMBC Nikko Capital Markets Limited	U.K.
SMBC Nikko Securities America, Inc.	U.S.A.
SMBC Nikko Securities Inc.	Japan
SMBC Preferred Capital GBP 1 Limited	Cayman Islands
SMBC Preferred Capital GBP 2 Limited	Cayman Islands
SMBC Preferred Capital JPY 1 Limited	Cayman Islands
SMBC Preferred Capital JPY 2 Limited	Cayman Islands
SMBC Preferred Capital USD 1 Limited	Cayman Islands
SMBC Preferred Capital USD 2 Limited	Cayman Islands
SMBC Preferred Capital USD 3 Limited	Cayman Islands
SMBC Principal Finance Co., Ltd.	Japan
SMBC Servicer Co., Ltd.	Japan
SMBC Venture Capital Co., Ltd.	Japan
SMFG Card & Credit, Inc.	Japan
SMFG Preferred Capital GBP 1 Limited	Cayman Islands
SMFG Preferred Capital GBP 2 Limited	Cayman Islands
SMFG Preferred Capital JPY 1 Limited	Cayman Islands
SMFG Preferred Capital JPY 2 Limited	Cayman Islands
SMFG Preferred Capital JPY 3 Limited	Cayman Islands

Company Name	Jurisdiction
SMFG Preferred Capital USD 1 Limited	Cayman Islands
SMFG Preferred Capital USD 2 Limited	Cayman Islands
SMFG Preferred Capital USD 3 Limited	Cayman Islands
SMM Auto Finance, Inc.	Japan
Sumitomo Mitsui Banking Corporation Europe Limited	U.K.
Sumitomo Mitsui Banking Corporation Malaysia Berhad	Malaysia
Sumitomo Mitsui Banking Corporation of Canada	Canada
Sumitomo Mitsui Banking Corporation (China) Limited	China
Sumitomo Mitsui Card Company, Limited	Japan
Sumitomo Mitsui Finance and Leasing Company, Limited	Japan
Sumitomo Mitsui Finance Australia Limited	Australia
Sumitomo Mitsui Finance Dublin Limited	Ireland
The Japan Net Bank, Limited	Japan
The Japan Research Institute, Limited	Japan
THE MINATO BANK, LTD.	Japan
ZAO Sumitomo Mitsui Rus Bank	Russia